SECOND Amendment to
Loan and security agreement

This SECOND AMENDMENT TO Loan and security agreement (this “Amendment”), dated as of December 30, 2016, is entered into by and between EAST WEST BANK, a California banking corporation (“Bank”), and NTN BUZZTIME, INC., a Delaware corporation (“Borrower”), with reference to the following facts.

Recitals

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 14, 2015 (as the same may from time to time be further amended, restated, supplemented, or otherwise modified, the “Loan Agreement”), as amended by that certain First Amendment to Loan and Security Agreement and Waiver, dated as of March 10, 2016.

B. Borrower has requested that Bank amend the Loan Agreement to extend the Revolving Line Maturity Date as more fully set forth herein.

C. Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 The definition of Revolving Line Maturity Date in Exhibit A to the Loan Agreement is hereby deleted and replaced in its entirety, as follows:

“‘Revolving Line Maturity Date’ means January 15, 2018.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents to which it is a party are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date); provided that any representations and warranties subject to “materiality”, “Material Adverse Effect” or similar materiality qualifiers shall be true and correct in all respects as of the date hereof (or as of such earlier date, as applicable), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents (as amended by this Amendment) to which it is a party;

4.3 The organizational documents of Borrower delivered to Bank on the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The unanimous written consent adopted by the Board of Directors of the Borrower and delivered to Bank on the Closing Date authorizing the execution, delivery and performance of the Loan Documents has not in any way been amended, modified, revoked or rescinded, and has been in full force and effect since its adoption up to and including the date hereof and continues to be in full force and effect.

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents (as amended by this Amendment) to which it is a party, have been duly authorized;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents (as amended by this Amendment) to which it is a party do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower, except for any contraventions in the case of clauses (a), (b) or (c) as would not reasonably be expected to have Material Adverse Effect;

4.7 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents (as amended by this Amendment) to which it is a party do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.8 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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5. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of each of the following (in each case, in form and substance satisfactory to Bank):

5.1 Bank shall have received this Amendment, duly executed by the parties thereto; and

5.2 Bank shall have received payment from the Borrower of all actual and reasonable out of pocket costs and expenses of Bank in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Bank’s legal counsel.

6. General Release. In consideration of Bank’s willingness to enter into this Amendment, Borrower hereby releases and forever discharges Bank and Bank’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby occurring on or prior to the date hereof. Borrower further acknowledges that it is familiar with Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower waives and releases any rights or benefits that it may have under Section 1542, or other similar provision, to the full extent that it may lawfully waive such rights and benefits, and Borrower acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

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7. References to the Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

8. Reaffirmation of Obligations. The Loan Agreement and the other Loan Documents remain in full force and effect, and Borrower hereby ratifies the Loan Documents, as amended by this Amendment, and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Documents (as amended by this Amendment) to which it is a party and (b) that it is responsible for the observance and full performance of its respective obligations thereunder. Borrower hereby confirms that no Event of Default has occurred and is continuing.

9. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

12. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

13. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14. NO ORAL AGREEMENTS. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH REGARD TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:

EAST WEST BANK,
a California banking corporation

By:	/s/ Eric Berlin
Name:	Eric Berlin
Title:	Vice President

Second Amendment to Loan and Security Agreement

BORROWER:

NTN BUZZTIME, INC.,
a Delaware corporation

By:	/s/ Allen Wolff
Name:	Allen Wolff
Title:	Chief Financial Officer

Second Amendment to Loan and Security Agreement